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                                                                    Exhibit 24.2


                                Consent of Independent
                             Certified Public Accountants



Arcada Communications and Affiliates


    We hereby consent to the use in the Touch Tone America, Inc. Joint Proxy Statement/Propectus constituting a part of this Registration Statement on Form S-4 of our report dated November 22, 1996, relating to the financial statements of Arcada Communications and Affiliates, which is contained in that Joint Proxy Statement/Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP


Seattle, Washington
December 4, 1996